UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                       Other Events.

On September 17, 2009, the Board of Directors (the “Board”) of the general partner of the general partner of Eagle Rock Energy Partners, L.P. (the “Partnership”) received a letter from Natural Gas Partners VII, L.P. and Natural Gas Partners VIII, L.P. (collectively with Natural Gas Partners IX, L.P. and other affiliates, “NGP”) wherein NGP proposed a series of transactions between NGP and the Partnership.

NGP owns a significant equity position in Eagle Rock Holdings, L.P. (“Holdings”), which owns 2,338,419 common units, 20,691,495 subordinated units and all of the equity interests in Eagle Rock Energy GP, L.P. (“GP LP”), the Partnership’s general partner (directly and through ownership of all equity interests of the general partner of the Partnership’s general partner), which holds the general partner units and incentive distribution rights in the Partnership.  In addition, NGP owns and controls 8,700,169 aggregate common units and reports beneficial ownership over some additional common units.

The proposal contemplates: (a) a commitment by NGP to participate in and back-stop a portion of a rights offering and an equity offering; (b) a commitment by NGP to purchase the Partnership’s Minerals Business (as defined in the Partnership’s filings with the Securities and Exchange Commission ("SEC")), subject to a go-shop process; (c) an assignment by Holdings to the Partnership of: (i) a 49% interest in the general partner of the Partnership’s general partner and (ii) 20,691,495 subordinated units; (d) an option in favor of the Partnership to acquire all of the Partnership’s outstanding general partner units and incentive distribution rights by exchanging newly-issued common units for: (i) the outstanding limited partner interests of the Partnership’s general partner and (ii) the remaining 51% interest in the general partner of the Partnership’s general partner; (e) the payment by the Partnership to NGP of a cash transaction/advisory fee, subject to most of this fee being callable by the Partnership for reinvestment in the Partnership by NGP as part of its equity offering back-stop commitment; and (f) new equity incentives for management.

A copy of the letter from NGP and the preliminary term sheet are filed herewith as Exhibit 99.1 and are incorporated by reference herein.

Because a transaction between NGP and the Partnership is a related-party transaction, it is anticipated that the Conflicts Committee of the Board will consider the proposal, and consummation of the proposed transaction(s) is expected to be conditioned upon receiving the approval of a majority of the common units held by non-affiliates.  In reviewing the proposal, the Conflicts Committee will retain its own financial advisers and legal counsel.  The Partnership cautions the unitholders of the Partnership, and others considering trading in securities of the Partnership, that NGP’s proposal is not binding at this time, that neither the Board nor the Conflicts Committee has made any decision with respect to the response of the Partnership to the proposal and that there can be no assurance that any agreement will be executed or that any transaction will be approved or consummated.

The information set forth in this Item 8.01 and the attached Exhibit 99.1 includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this Item 8.01 and the attached Exhibit 99.1, that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are based on certain assumptions made by the Partnership in reliance on its experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership believes are appropriate under the circumstances.  Such statements are inherently uncertain and are subject to a number of risks, many of which are beyond the Partnership's control.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those implied or expressed by any forward-looking statements.

The Partnership undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.  For a detailed list of the Partnership's risk factors and other cautionary statements, including without limitation risks related to the production, gathering, processing, and marketing of natural gas and natural gas liquids, please consult the Partnership's Form 10-K, filed with the SEC for the year ended December 31, 2008, and the Partnership's Forms 10-Q, filed with the SEC for subsequent quarters, as well as any other public filings and press releases.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.                   Description

99.1	NGP Letter and Preliminary Term Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner
Date: September 17, 2009	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.                                Description

99.1	NGP Letter and Preliminary Term Sheet